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                                                                     Exhibit 4.3


                               SECURITY AGREEMENT

         SECURITY AGREEMENT, dated as of March 27, 2002 (this "Agreement"), by and among AMPEX CORPORATION, a Delaware corporation (the "Issuer"), AMPEX DATA SYSTEMS CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Issuer (the "Grantor"), and HILLSIDE CAPITAL INCORPORATED, a Delaware corporation (the "Secured Party").

                             PRELIMINARY STATMENTS.

         (1) Issuer, Grantor and Secured Party are parties to the HAS Agreement (as defined below). Pursuant to the HAS Agreement, the Issuer has issued certain Contribution Notes (as defined in the HAS Agreement) to the Secured Party, and may in the future issue additional Contribution Notes to the Secured Party or its designee, and Grantor has agreed to guarantee payment of all Contribution Notes from time to time outstanding.

         (2) Section 4.1 of the HAS Agreement requires Issuer to grant to Secured Party for the benefit of the Hillside Group (as defined in the HAS Agreement) and any other Holders of Notes a deed of trust on the Mortgaged Property to secure certain Obligations (as such terms are defined in the HAS Agreement), including the Contribution Notes. Pursuant to a letter agreement dated November 6, 2000, as amended on May 23, 2001 and October 18, 2001, Secured Party waived its right to obtain the deed of trust on the Mortgaged Property until May 31, 2002.

         (3) In consideration of Secured Party's agreement to irrevocably waive its right to obtain the deed of trust on the Mortgaged Property, the Grantor has offered to provide the Collateral described below, and Secured Party has agreed to accept such Collateral in lieu of and in substitution for the deed of trust. Accordingly, Grantor is entering into this Security Agreement to secure the due and punctual performance of the Secured Obligations (as defined below).

                  Section 1.        Definitions.
                                    ------------
                  As used herein, the terms set forth below shall have the respective meanings set forth below. Terms used and not otherwise defined herein shall have the meanings given to them in the HAS Agreement or, if not so defined herein or therein, in Article 9 of the Code (as defined below).

                  "Code" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-301, Section 9-304 and Section 9-306 of the Uniform Commercial Code of the State of New York to be applied in connection with the perfection of a security interest in favor of the Secured Party under this Agreement or any related document.

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                  "Discount Notes" means the $9,378,151.92 aggregate principal amount at maturity of Senior Discount Notes issued by Grantor pursuant to the Note Purchase Agreement dated as of November 6, 2000, as in effect on the date hereof and as amended from time to time hereafter, among the Issuer, Grantor, the Purchasers named therein and DDJ Capital Management LLC.

                  "HAS Agreement" means the Hillside-Ampex/Sherborne Agreement dated December 1, 1994, as in effect on the date hereof and as amended from time to time hereafter among Issuer, Grantor, Secured Party and the other parties named therein.

                  "RSSA" means the Amended and Restated Receivables Sale and Servicing Agreement dated as of May 5, 1994, as in effect on the date hereof and as amended from time to time hereafter, among Issuer, Grantor, MicroNet Technology, Inc. and Ampex Finance Corporation, a Delaware corporation and a wholly-owned subsidiary of Issuer ("Ampex Finance"), and any extensions, renewals, refinancings or replacements thereof by Ampex Finance.

                  "Senior Notes" means the 12% Senior Notes due 2008 issued by Issuer under the Indenture dated as of February 28, 2002, as in effect on the date hereof and as amended from time to time hereafter, between Issuer and State Street Bank and Trust Company, as trustee.

                  Section 2.        Grant of Security.
                                    -----------------

                  The Grantor hereby assigns, conveys, pledges, grants and transfers to the Secured Party a lien on and a security interest in all of the Grantor's right, title and interest in and to the following personal property and assets of the Grantor, whether now owned or hereafter acquired, now or hereafter existing, wherever located, in each case excluding the Excluded Property (as defined below) (collectively, the "Collateral"):

                  (a) All goods, now owned or hereafter acquired by the Grantor and wherever located, which are held for sale or lease or are to be furnished under any contract of service or which are leased or so furnished or which are raw materials, work in process, or materials used or consumed in the business of the Grantor, and in each case which constitute "inventory" (as such term is defined in the Code), and all accessions thereto and products thereof and documents therefor (any and all such goods, accessions, products and documents being hereinafter called the "Inventory"); and

                  (b) All cash and noncash proceeds and products of any and all of the Inventory, including, without limitation: (i) whatever is now or hereafter received by Grantor upon the sale, exchange, collection or other disposition of any item of Inventory or Collateral, whether such proceeds constitute Inventory, accounts, accounts receivable, general intangibles, instruments, securities, credits, documents, letters of credit, chattel paper, documents of title, warehouse receipts, leases, deposit accounts, money, control rights, supporting obligations or goods, but not including the Excluded Property; (ii) all

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cash and noncash proceeds and products of the Excluded Property upon a sale thereof to Ampex Finance under the RSSA; and (iii) to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any Collateral.

                  (c) The following personal property and assets of Grantor shall be excluded from the Collateral (hereinafter, the "Excluded Property"):
(i) all accounts receivable and other related assets of Grantor that are sold to Ampex Finance under the RSSA, except that the Excluded Property shall not include (and the Collateral shall include) all products and proceeds of such accounts receivable and related assets received or receivable by Grantor under the RSSA; (ii) any contract, license, permit or franchise that prohibits the creation by Grantor of a security interest in such contract, license, permit or franchise, except that the Excluded Property shall not include (and the Collateral may include) all products and proceeds thereof received or receivable by Grantor thereunder to the extent not so prohibited and, in each case, to the extent any such prohibition is legally enforceable; and (iii) any of Grantor's royalties, property or assets of the type securing, as of the date hereof, any of Grantor's obligations under the Discount Notes or the Senior Notes, and any proceeds of such property or assets.

                  Section 3.        Security for Obligations.
                                    ------------------------

                     The security interest granted by the Grantor hereunder secures the prompt and complete payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of all obligations of Issuer owing or to be owing to Secured Party now or hereafter existing, whether matured or unmatured, contingent or liquidated, under each Contribution Note issued or to be issued pursuant to the HAS Agreement, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, premium, fees, expenses, indemnification or otherwise. All such obligations of Issuer secured hereby are referred to herein as the "Secured Obligations."

                  Section 4.        Grantor Remains Liable.
                                    ----------------------

                  (a) Anything herein to the contrary notwithstanding: (i) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Secured Party of any of its rights hereunder shall not release the Grantor from any of its duties or obligations in connection with the general intangibles and under the contracts and agreements included in the Collateral, (iii) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall it be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (iv) the Secured Party shall not assume any liability or obligation whatsoever with respect to any partnership interest of any partnership included

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in the Collateral, nor shall it become a substituted partner of any such partnership solely by virtue of this Agreement.

                  (b) The Secured Party shall have the right to make physical verifications of the Inventory in any manner and through any medium that it considers advisable, and the Grantor agrees to furnish all such assistance and information as the Secured Party may reasonably require in connection therewith.

                  Section 5.        Representations and Warranties.
                                    ------------------------------

                  The Grantor hereby represents and warrants to Secured Party as follows:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and is in good standing in each jurisdiction as to which the location of its assets or the nature of its business makes qualification necessary or in which the failure to so qualify would have a material adverse effect on its condition or operations, financial or otherwise, and has all corporate power and authority to conduct its business and to own or hold under lease its assets and properties, and to execute, deliver and perform all of its obligations under this Agreement;

                  (b) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action, do not contravene its charter, by-laws, or any applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations or awards, and do not and will not result in a breach of, or constitute a default under, or require any consent (other than consents which have been duly obtained and are in effect and other consents with respect to which Grantor's failure to obtain such consents will not result in a material adverse effect on Grantor or its business) under, any indenture or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected;

                  (c) no authorization or approval by, and no notice to or filing with, any governmental authority or regulatory body is required to be obtained or made either (i) for the grant by it of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement, or (ii) except for the filing of a financing statement in the State of Delaware, for the perfection of the security interests of or the exercise by the Secured Party of his rights and remedies hereunder;

                  (d) this Agreement constitutes the legal, valid and binding obligation of the Grantor enforceable against it in accordance with its terms, except as such enforceability shall be subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affection creditors' rights generally and to general principles of equity;

                  (e) there is no pending or threatened action or proceeding affecting it before any court, governmental agency or arbitrator which may materially adversely

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affect its ability to perform its obligations hereunder or which purports to affect the legality, validity or enforceability of this Agreement or such other loan document;

                  (f) Part I of Schedule 5(f) sets forth each location at which
                                -------------
Inventory owned by Grantor is located. The chief executive office of the Grantor and the office where it keeps its records concerning the Collateral are located at the addresses set forth on Part II of Schedule 5(f) hereto. The federal tax
                                         -------------
identification number of the Grantor is set forth in Part III of Schedule 5(f);
                                                                 -------------

                  (g) it is the legal and beneficial owner of the Collateral purported to be granted by it hereunder free and clear of any lien, except for the following (collectively, the "Permitted Liens"): (i) the security interest created by this Agreement; (ii) liens subordinated to any prior liens in favor of Secured Party and permitted pursuant to Section 4.2(a) of the HAS Agreement;
(iii) liens for taxes, assessments or similar charges not yet delinquent or which are being contested in good faith; (iv) liens to secure payment of workmen's compensation or other insurance or types of social security; (v) statutory liens, such as those in favor of mechanics, material men, warehousemen, carriers or similar liens incurred in good faith in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiation or by appropriate proceedings which suspend the collection thereof; (vi) good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases; (vii) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds, (viii) any interest or title of a lessor or lessee under any lease of property (including any lien granted by such lessor or lessee); and (ix) liens in favor of customers and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement or such as may have been filed in connection with the Permitted Liens. The trade names, if any, of the Grantor are set forth on Part IV of
Schedule 5(f);
-------------
                  (h)      except as indicated in Schedule 5(f) hereto, it has
                                                  -------------
exclusive  possession and control of the Inventory owned by it; and

                  (i) this Agreement, together with the filing of financing statements with respect hereto, creates, subject to the Permitted Liens, a valid and perfected first priority lien on and security interest in the Collateral owned by it with respect to which a lien and security interest may be perfected by filing pursuant to the Code, securing the payment of the Secured Obligations.

                  Section 6.        Further Assurances.
                                    ------------------

                  (a) The Grantor agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted

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hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will: (i) at the request of the Secured Party, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Secured Party, indicating that such document or Collateral is subject to the security interest granted hereby; and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby; provided that neither the failure of the Secured Party to make such request nor the failure of the Grantor to comply with such request will impair or affect the validity of the grant effected by this Agreement.

                  (b) The Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (c) The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

                  Section 7.        Covenants.
                                    ---------

                  Until the Secured Obligations are paid in full, Grantor shall:

                  (a) not change the state of its incorporation or its corporate name without providing Secured Party with at least 30 days' prior written notice;

                  (b) advise the Secured Party of the removal of any Inventory from the states and counties listed in Schedule 5(f) hereof to a
state or county not so listed therein; and         -------------

                  (c) do nothing to impair the rights of Secured Party in the Collateral, and shall cause the Collateral at all times to be subject to the security interest granted to Secured Party pursuant to this Agreement and, notwithstanding the foregoing, Grantor may, prior to an Event of Default, in the ordinary course of its business, possess, hold and sell Inventory and other Collateral and use and apply any and all proceeds thereof as working capital in connection with the operation of its business.

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                  Section 8.        Prohibition on Other Liens.
                                    --------------------------

                  The Grantor shall not create or suffer to exist any lien or security interest upon or with respect to any of the Collateral, except for the security interest created by this Agreement and except for Permitted Liens.

                  Section 9.        Secured Party Appointed Attorney-in-Fact.
                                    ----------------------------------------

                  The Grantor hereby irrevocably appoints Secured Party as its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, at any time following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to obtain and adjust insurance required to be paid to the Secured Party,

                  (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (c) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above, and

                  (d) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

                  Section 10.       Secured Party May Perform.
                                    -------------------------

                  If Issuer or Grantor fail to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by Issuer or Grantor under Section 13(b) hereof.

                  Section 11.       The Secured Party's Duties.
                                    --------------------------

                  The powers conferred on the Secured Party hereunder are to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession, the accounting for moneys actually received by it hereunder and as otherwise provided by law, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

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                  Section 12.       Remedies.
                                    --------

                  If an Event of Default shall have occurred and be continuing:

                  (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral) and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral owned by it as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to each party and
(ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) The Secured Party may exercise any and all rights and remedies of the Grantor in respect of the Collateral.

                  (c) All payments received by the Grantor in respect of the Collateral (excluding the Excluded Property) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Grantor in the same form as so received (with any necessary indorsement).

                  (d) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral of the Grantor (excluding the Excluded Property) may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by the Secured Party against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all such Secured Obligations shall be paid over to the Grantor or to whomsoever shall be lawfully entitled to receive such surplus.

                  Section 13.       Indemnity and Expense.
                                    ---------------------

                  (a) Each of Issuer and Grantor agree to indemnify Secured Party, and Secured Party agrees to indemnify each of Issuer and Grantor, from and against any and

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all claims, losses and liabilities growing out of or resulting from this
Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from such indemnified person's gross negligence or willful misconduct. The obligations of Issuer, Grantor and Secured Party under this Section 13(a) shall survive the termination of this Agreement.

                  (b) The Grantor will upon demand pay to the Secured Party the amount of any and all expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iv) the failure by Issuer or Grantor to perform or observe any of the provisions hereof to be performed or observed by Issuer or Grantor, as applicable.

                  Section 14.       Continuing Security Interest; Transfer of
                                    -----------------------------------------
                                    Rights and Obligations.
                                    -----------------------

                     This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the indefeasible payment in full of the Secured Obligations. The Secured Party may assign or otherwise transfer all or any portion of its rights and obligations hereunder to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein.

                  Section 15.       Security Interest Absolute.
                                    --------------------------

                    All rights of the Secured Party and security interests hereunder, and all obligations of Issuer and Grantor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any Contribution Note, the HAS Agreement, or any other agreement or instrument relating thereto;


                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the HAS Agreement, any Contribution Note or any other loan document;

                  (c) any taking and holding of Collateral or additional guarantees for all or any of the Secured Obligations, or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any Collateral or such guarantees, or non-perfection of any security interest in any Collateral, or any consent to departure from any guaranty, for all or any of the Secured Obligations;

                                       9

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                  (d) any manner of application of Collateral to all or any of the Secured Obligations, or the manner of sale of any Collateral; any consent by the Secured Party or any other person to the existence of the Issuer or the Grantor and any corresponding change, restructure or termination of the corporate structure or restructure of the Secured Obligations, or any other restructure or refinancing of the Secured Obligations or any portion thereof;

                  (f) any modification, compounding, compromise, settlement, release by the Secured Party or any other person (or by operation of law or otherwise), collection or other liquidation of the Secured Obligations or the liability of the Grantor, Issuer or any guarantor thereunder, or of the Collateral, in whole or in part, and any refusal of payment by any Secured Party or any other person, in whole or in part, from any obligor or guarantor in connection with any of the Secured Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Grantor; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor.

                  This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Secured Party or any other person upon the insolvency, bankruptcy or reorganization of Issuer, Grantor, or otherwise, all as though such payment had not been made.

                  Section 16.       Waivers.
                                    -------

                  (a)      Issuer and Grantor hereby waive:

                           (i)      promptness,  diligence and notice of
acceptance with respect to any of the Secured  Obligations and this Agreement;

                           (ii)     any requirement  that the Secured Party or
any other person protect, secure or insure any lien or any property subject thereto or exhaust any right or take any action against Issuer, Grantor or any other person or any Collateral; and

                           (iii)    any  defense  arising by reason of any claim
or defense based upon an election of remedies by the Secured Party which in any manner impairs, reduces, releases or otherwise adversely affects Secured Party's subrogation or reimbursement rights or other rights to proceed against Issuer, Grantor or any Collateral.

                  (b) Secured Party hereby irrevocably waives its right under the HAS Agreement to obtain the deed of trust in the Mortgaged Property.

                                       10

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                  Section 17.       Notices.
                                    -------

                  All notices, requests, demands and other communications to a party provided for or permitted hereunder shall, unless otherwise stated herein, be in writing and shall be sent to a party by certified mail, postage prepaid and return receipt requested; by telex, telegram or facsimile; by nationally recognized overnight courier service; or by hand delivery, in each case to such party at its address set forth below, or at such other address as such party may designate by written notice to the other in accordance with this provision, and shall be deemed to have been given or made; if by certified mail, return receipt requested, five (5) days after mailing; if by telex, telegram or facsimile, immediate upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by hand, immediately upon personal delivery.

                  Section 18.       Amendments; Waivers.
                                    -------------------

                  No amendment or waiver of any provision of this Agreement, nor consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 19.       Successors and Assigns.
                                    ----------------------

                  This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  Section 20.       Severability.
                                    ------------

                  In case any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 21.       Waiver of Right to Trial by Jury.
                                    --------------------------------

                  ISSUER, GRANTOR AND SECURED PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, CLAIM, DEMAND OR CAUSE OF ACTION BY THE OTHER PARTIES HERETO ARISING UNDER, IN CONNECTION WITH OR OTHERWISE RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. ISSUER, GRANTOR AND SECURED PARTY HEREBY AGREE AND CONSENT THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN

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


EVIDENCE OF THIS CONSENT BY ISSUER, GRANTOR AND SECURED PARTY TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

                  Section 22.       Consent to Jurisdiction.
                                    -----------------------

                  (a) Each of Issuer, Grantor and Secured Party hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the Borough of Manhattan, The City of New York, in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each of Issuer, Grantor and Secured Party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of Issuer, Grantor and Secured Party also irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing or delivery of a copy of such process to such party at its address for notice specified herein by certified mail, return receipt requested.

                  (b) Nothing contained in this Section shall affect the right of Issuer, Grantor or Secured Party to serve legal process in any other manner permitted by law or to bring any action or proceeding against the other party or its property in the courts of any other jurisdictions.

                  Section 23.       Governing Law.
                                    -------------

                  The validity, interpretation and enforcement of this Agreement shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

                  Section 24.       Counterparts.
                                    ------------

                  This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument. Any of the parties hereto may execute this Agreement by signing any such counterpart.

                                 Signature Page

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                            ISSUER:

                                            AMPEX CORPORATION

                                            By  /s/ Craig L. McKibben
                                                -----------------------
                                                Name:  Craig L. McKibben
                                                Title:     Vice President

                                            Address:
                                            --------
                                            135 E. 57th Street
                                            New York, NY  10022

                                            GRANTOR:

                                            AMPEX DATA SYSTEMS CORPORATION

                                            By  /s/ Craig L. McKibben
                                                -----------------------
                                                Name:  Craig L. McKibben
                                                Title:     Vice President

                                            Address:
                                            --------
                                            1228 Douglas Avenue
                                            Redwood City, CA  94063

                                            SECURED PARTY:

                                            HILLSIDE CAPITAL INCORPORATED

                                            By  /s/ Raymond F. Weldon
                                                ---------------------
                                                Name:  Raymond F. Weldon
                                                Title:     Senior Vice President

                                            Address:
                                            --------
                                            405 Park Avenue
                                            New York, NY 10022

                                  Schedule 5(f)
                                  -------------
Part I:     Location of Inventory.

         1228 Douglas Avenue, Redwood City, CA
         600 Wooten, Colorado Springs, CO
         Loan and consignment inventory at various customer locations Miscellaneous inventory with service technicians at various locations

Part II:   Location of Chief Executive Office and Collateral Records.

         Chief Executive Office:    1228 Douglas Avenue, Redwood City, CA
         Collateral Records:        1228 Douglas Avenue, Redwood City, CA
                                    600 Wooten, Colorado Springs, CO (1995 & older)


Part III:   Federal Tax ID Number.

         94-3112575

Part IV:   Trade Names.

         Ampex Data Systems Corporation

SECURITY AGREEMENT(V8)





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